Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Maguire Properties, Inc., a Maryland corporation (the “Company”), does hereby certify, to such officers’ knowledge, that:

(i)The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)Information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: As of November 8, 2007
By:	/s/ ROBERT F. MAGUIRE III
Robert F. Maguire III
Chairman and Chief Executive Officer
(Principal executive officer)

By:	/s/ MARTIN A. GRIFFITHS
Martin A. Griffiths
Executive Vice President and
Chief Financial Officer
(Principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.